UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Blackbaud, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is the text of an electronic mail message sent on June 17, 2011 by Jon Olson, General Counsel of Blackbaud, Inc. to all employees of Blackbaud, Inc.

“Dear Colleagues:

For those of you who are stockholders of Blackbaud, Inc., you have likely received a copy of our Notice of Annual Meeting and Proxy Statement and related proxy materials for the Annual Meeting of Stockholders of Blackbaud, Inc. to be held at our Corporate Headquarters on June 22, 2011. The Proxy Statement was filed with the United States Securities and Exchange Commission on April 29, 2011.

Your involvement with Blackbaud as an employee and stockholder is important, no matter how many shares you own. Please take the time to vote your shares today-by telephone, via the Internet, or by signing, dating and returning the proxy card that was provided with your proxy materials. Instructions on how to vote your shares, as well as copies of our 2011 Proxy Statement and 2010 Annual Report, can be accessed at www.voteproxy.com. If you own Blackbaud stock in an individual account at a brokerage firm, you should receive instructions from your broker on how to vote your shares.

As described in our 2011 Proxy Statement, your Board of Directors recommends that stockholders vote “For” each of the two directors nominated for re-election at the 2011 Annual Meeting (Proposal 1), “For” Proposal 2 (an advisory vote on the compensation paid to our named executive officers—“say-on-pay”), with respect to Proposal 3, for holding an advisory vote on the frequency of future stockholder say-on-pay votes “Every Year,” and “For” Proposal 4 (ratification of the appointment of PricewaterhouseCoopers, LLP, as our independent registered public accountants for our 2011 fiscal year).

Best regards,

-Jon

Blackbaud, Inc., its directors, officers, and certain other persons may be deemed to be participants in the solicitation of proxies. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the 2011 Proxy Statement dated April 29, 2011, and other relevant materials filed by Blackbaud, Inc. with the Securities and Exchange Commission.

Jon W. Olson

Vice President & General Counsel

Blackbaud, Inc.

2000 Daniel Island Drive

Charleston, SC 29492

Phone 843-654-2300 | Fax 843-216-3676

jon.olson@blackbaud.com | www.blackbaud.com

______________________________________________________”